Filed Pursuant to Rule 424(b)(3)

Registration No. 333-269183

PROSPECTUS SUPPLEMENT

(to Prospectus dated January 20, 2023)

Up to $1,753,430

The Singing Machine Company, Inc.

COMMON STOCK

We have entered into an At-The-Market Issuance Sales Agreement which we refer to herein as the ATM Agreement, with Aegis Capital Corp., or Aegis, as the Agent, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the ATM Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock, $0.01 par value per share, having an aggregate offering price of up to $1,753,430 from time to time through the Agent.

Our common stock is quoted on The Nasdaq Capital Market under the symbol “MICS.” On February 14, 2023, the last reported sale price for our common stock was $3.96 per share. The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus supplement was approximately $5,260,291, based on 3,184,219 shares of common stock outstanding, 983,232 of which were held by non-affiliates, and a per share price of $5.35 based on the closing sale price of our common stock on December 21, 2022. During the twelve calendar months prior to and including the date hereof, we did not sell any securities pursuant to General Instruction I.B.6. of Form S-3.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act.

The Agent is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Agent for sales of common stock sold pursuant to the ATM Agreement will be an amount equal to 3.0% of the aggregate gross proceeds of any shares of common stock sold under the ATM Agreement. In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain civil liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully consider the risk factors described in “Risk Factors” on page S-3 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Aegis Capital Corp.

The date of this prospectus supplement is February 15, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, on January 11, 2023, and which was declared effective by the SEC on January 20, 2023.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common stock and other securities we may offer from time to time under our shelf registration statement, some of which does not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Singing Machine,” the “Company,” “we,” “us,” “our” or similar references to refer to The Singing Machine Company, Inc. and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. Before you decide to invest in our common stock, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors,” and our consolidated financial statements and the related notes and other documents incorporated by reference in the accompanying prospectus.

Company Overview

We develop, market, and sell consumer karaoke audio equipment, accessories and musical recordings.

We are the leading global karaoke and music entertainment company that specializes in the design and production of quality karaoke and music enabled consumer products for adults and children. Our products are among the most widely available karaoke products in the world. Our mission is to “create joy through music.” In order to deliver on this mission, we are focused on the following multi-prong approach:

●	In the short-term, improve profitability by optimizing operations and continue to expand gross margins.
●	In the mid-to-long term, continue to grow our global distribution and expand into new product categories that take advantage of our vast distribution relationships and sourcing abilities.

Our Product Portfolio

Our products are sold directly to distributors and retail customers. Our portfolio of owned and licensed brands and products are organized into the following categories:

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Karaoke— including our flagship brand Singing Machine, our karaoke line is driven by quality products at affordable price points that we believe deliver great value to our customers. All of our karaoke products are Bluetooth® enabled to allow access to digital music content via our mobile apps available on iOS and Android platforms. We believe our core karaoke line offers best-in-class innovative features that, including but not limited to enables customers to output video to a TV screen, correct singer’s pitch in real-time, stream karaoke content directly to the machine, sing duets, display scrolling lyrics in-time with the song, and play custom karaoke CD+G discs. The Company’s products are sold directly to consumers via its retail channels, ecommerce, its own website, and distributors worldwide. This product category accounted for approximately 82% of our net sales in our fiscal year ended March 31, 2022.

Licensed Products— including brands such as Carpool Karaoke. In 2019, we entered into a 3-year license agreement with CBS® for its Carpool Karaoke brand, made popular by James Corden on The Late Show with James Corden. We launched an innovative Carpool Karaoke Microphone that works specifically in the car. This license agreement with CBS® expired on September 30, 2022. We are actively exploring renewing the license agreement and exploring new licensing opportunities. This product category accounted for approximately 3% of our net sales in our fiscal year ended March 31, 2022.

Microphones and Accessories— we currently offer a line of traditional microphone accessories that are compatible with our karaoke machines. These microphones feature an assortment of colors, come wired or wireless, and may include new features like party lighting and voice changing effects. We are also seeing growth in portable Bluetooth® microphones which are marketed under our Party Machine brand. This product category accounted for approximately 9% of our net sales in our fiscal year ended March 31, 2022.

Singing Machine Kids Youth Electronics— including the brand Singing Machine Kids. Our kids line of products offer fun music entertainment features designed specifically for children. Our kids’ products provide a high-quality introduction to singing and music entertainment for young singers and offer innovative features like voice changing effects, recording, Bluetooth® compatibility, and portability. This product category accounted for approximately 5% of our net sales in our fiscal year ended March 31, 2022.

Music Subscriptions— in conjunction with our premium partner, Stingray Digital, we offer karaoke music subscription services for the iOS and Android platforms as well as a web-based download store and integrated streaming services for our hardware. We currently offer almost 20,000 licensed karaoke songs in the catalog. This product category accounted for approximately 1% of our net sales in our fiscal year ended March 31, 2022.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in 1994. Our principal executive offices are located at 6301 NW 5th Way, Suite 2900, Fort Lauderdale, FL, and our telephone number is (954) 596-1000. We maintain our corporate website at www.singingmachine.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

The Offering

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $1,753,430.

Manner of offering	“At the market offering” that may be made from time to time through our Agent, Aegis Capital Corp. See “Plan of Distribution” on page S-5 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds” on page S-4 of this prospectus supplement.

Risk factors	Investment in our common stock involves a high degree of risk. See “Risk Factors” on page S-3 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus, for factors to consider before deciding to purchase our securities.

Nasdaq Capital Market stock symbol	MICS

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K and subsequent filings. Our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected as a result of these risks. In such case, you may lose all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering.

We currently intend to use the net proceeds from the sale of our common stock under the ATM Agreement for general corporate purposes, including working capital. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use the net proceeds (see “Use of Proceeds”). Accordingly, our management will have considerable discretion in the application of the net proceeds and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. We may use the net proceeds for corporate purposes that do not increase our operating results or market value.

It is not possible to predict the aggregate proceeds resulting from sales made under the ATM Agreement.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the ATM Agreement. The number of shares that are sold through the Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds we will raise in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

All of our shares of common stock sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of our shares of common stock may be sold in the public market following this offering, which may cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares of common stock.

The actual number of shares we will issue under the ATM Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time and from time to time during the term of the ATM Agreement. The actual number of shares common stock that are sold to or through the Agent on our behalf pursuant to any placement notice we deliver to the Agent will depend on the market price of the common stock during the periods in which sales are made and any restrictions or limitations applicable to such sales, such as a minimum price below which sales may not be made, that we may include in such placement notice or that otherwise apply under the ATM Agreement. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement contain forward looking statements. When used in this prospectus supplement, the words “anticipate,” “intend,” “estimate,” “plan,” “project,” “continue,” “ongoing,” “potential,” “expect,” “predict,” “believe,” “intend,” “may,” “can,” “will,” “should,” “could,” “would,” “proposal,” and similar expressions are intended to identify forward-looking statements.

You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Risk Factors” section. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. These forward-looking statements speak only as of the date of this prospectus supplement. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $1,753,430 from time to time.

Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the ATM Agreement as a source of financing. We estimate that the net proceeds from the sale of the shares of common stock that we are offering may be up to $1,630,000 after deducting the Agent’s commission and estimated offering expenses payable by us, assuming we sell the maximum amount under the ATM Agreement.

We intend to use the net proceeds from the sale of our securities for general corporate purposes, including working capital. Pending such uses, we may temporarily invest the net proceeds in short-term investments. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the application of these proceeds.

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PLAN OF DISTRIBUTION

We have entered into the ATM Agreement with Aegis Capital Corp. as Agent, under which we may issue and sell shares of our common stock from time to time through the Agent acting as a sales agent, including sales having an aggregate gross sales price of up to $1,753,430 pursuant to this prospectus supplement.

The Agent may sell the shares of common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. Subject to the terms of the placement notice, Aegis may also sell the shares of common stock by any other method permitted by law, including in privately negotiated transactions.

The Agent will offer the shares of our common stock subject to the terms and conditions of the ATM Agreement on a daily basis or as otherwise agreed upon by us and the Agent. We will designate the maximum number of shares of common stock to be sold through the Agent on a daily basis or otherwise determine such maximum number together with the Agent. Subject to the terms and conditions of the ATM Agreement, the Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock so designated or determined. We may instruct the Agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Agent may suspend the offering of shares of common stock being made through the Agent under the ATM Agreement upon proper notice to the other party.

We will pay the Agent commissions, in cash, for its services in acting as agent in the sale of our common stock. Aegis will be entitled to compensation at a fixed commission rate of 3.0% of the aggregate gross proceeds from each sale of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Aegis for certain specified fees and documented expenses, including the fees and documented expenses of its legal counsel in an amount not to exceed $15,000, plus an additional amount not to exceed $2,500 per quarter on an ongoing basis during the term of the ATM Agreement, as provided in the ATM Agreement. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agent under the terms of the ATM Agreement, will be approximately $55,000.

Settlement for sales of common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Agent is not required to sell any certain number of shares or dollar amount of our common stock, but the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us, subject to the conditions set forth in the ATM Agreement. In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the ATM Agreement will terminate as permitted therein.

This summary of the material provisions of the ATM Agreement does not purport to be a complete statement of its terms and conditions. We will file a copy of the ATM Agreement as an exhibit to a report under the Securities Exchange Act of 1934, as amended, or the Exchange Act with the Securities and Exchange Commission, which will, upon filing, be incorporated by reference into this prospectus supplement. See the section below entitled “Where You Can Find More Information.”

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LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Kaufman & Canoles, P.C., Richmond, Virginia.is counsel for the Agent in connection with this offering.

EXPERTS

The consolidated balance sheets of The Singing Machine Company, Inc. and Subsidiaries as of March 31, 2022 and 2021 and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the years then ended have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with them. The information we incorporate by reference into this prospectus supplement is an important part of this prospectus supplement. Any statement in a document we have filed with the SEC prior to the date of this prospectus supplement and which is incorporated by reference into this prospectus supplement will be considered to be modified or superseded to the extent a statement contained in the prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement, except as modified or superseded.

We incorporate by reference into this prospectus supplement the information contained in the following documents, which is considered to be a part of this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 filed with the SEC on July 14, 2022;
●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 22, 2022;
●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 14, 2022;
●	our Current Reports on Form 8-K filed on April 18, 2022, April 22, 2022, May 25, 2022, May 27, 2022, June 17, 2022, July 29, 2022, October 20, 2022, and January 6, 2023; and
●	the description of our common stock contained in our Registration Statement on Form 8-A registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on May 23, 2022

All documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) prior to the termination or completion of the offering made pursuant to this prospectus supplement are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus supplement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: The Singing Machine, Inc., Attention: Corporate Secretary, 6301 NW 5th Way, Suite 2900, Fort Lauderdale, FL 33309, phone number (954) 596-1000.

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PROSPECTUS

The Singing Machine Company, Inc.

$50,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, debt securities, warrants, rights, or a combination of these securities, or units, for an aggregate initial offering price of up to $50,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MICS.” On January 10, 2023, the last reported sale price of our common stock was $4.5270 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $6,173,496 based on 3,184,219 shares of outstanding common stock, of which 2,199,187 shares are held by affiliates, and a per share price of $6.49, which was the closing sale price of our common stock as quoted on the Nasdaq Capital Market on November 28, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 3, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 20, 2023.

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You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time that we offer and sell securities under this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “Singing Machine,” the “Company,” “we,” “us,” “our” or similar references to refer to The Singing Machine Company, Inc. and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. These forward-looking statements involve risks and uncertainties, including statements regarding our capital needs, business strategy and expectations. Any statements that are not of historical fact may be deemed to be forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue”, the negative of the terms or other comparable terminology. Actual events or results may differ materially from the anticipated results or other expectations expressed in the forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” and in our Annual Report on Form 10-K filed with the SEC on July 14, 2022, as well as those described in the other documents we file with the SEC. These factors may cause our actual results to differ materially from any forward-looking statements. We disclaim any obligation to publicly update these statements, or disclose any difference between actual results and those reflected in these statements, except as may be required under applicable law.

Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We do not undertake and specifically decline any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

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ABOUT THE SINGING MACHING COMPANY, INC.

We develop, market, and sell consumer karaoke audio equipment, accessories and musical recordings.

We are the leading global karaoke and music entertainment company that specializes in the design and production of quality karaoke and music enabled consumer products for adults and children. Our products are among the most widely available karaoke products in the world. Our mission is to “create joy through music.” In order to deliver on this mission, we are focused on the following multi-prong approach:

●	In the short-term, improve profitability by optimizing operations and continue to expand gross margins.
●	In the mid-to-long term, continue to grow our global distribution and expand into new product categories that take advantage of our vast distribution relationships and sourcing abilities.

Our Product Portfolio

Our products are sold directly to distributors and retail customers. Our portfolio of owned and licensed brands and products are organized into the following categories:

Karaoke— including our flagship brand Singing Machine, our karaoke line is driven by quality products at affordable price points that we believe deliver great value to our customers. All of our karaoke products are Bluetooth® enabled to allow access to digital music content via our mobile apps available on iOS and Android platforms. We believe our core karaoke line offers best-in-class innovative features that, including but not limited to enables customers to output video to a TV screen, correct singer’s pitch in real-time, stream karaoke content directly to the machine, sing duets, display scrolling lyrics in-time with the song, and play custom karaoke CD+G discs. The Company’s products are sold directly to consumers via its retail channels, ecommerce, its own website, and distributors worldwide. This product category accounted for approximately 82% of our net sales in our fiscal year ended March 31, 2022.

Licensed Products— including brands such as Carpool Karaoke. In 2019, we entered into a 3-year license agreement with CBS® for its Carpool Karaoke brand, made popular by James Corden on The Late Show with James Corden. We launched an innovative Carpool Karaoke Microphone that works specifically in the car. This license agreement with CBS® expired on September 30, 2022. We are actively exploring renewing the license agreement and exploring new licensing opportunities. This product category accounted for approximately 3% of our net sales in our fiscal year ended March 31, 2022.

Microphones and Accessories— we currently offer a line of traditional microphone accessories that are compatible with our karaoke machines. These microphones feature an assortment of colors, come wired or wireless, and may include new features like party lighting and voice changing effects. We are also seeing growth in portable Bluetooth® microphones which are marketed under our Party Machine brand. This product category accounted for approximately 9% of our net sales in our fiscal year ended March 31, 2022.

Singing Machine Kids Youth Electronics— including the brand Singing Machine Kids. Our kids line of products offer fun music entertainment features designed specifically for children. Our kids’ products provide a high-quality introduction to singing and music entertainment for young singers and offer innovative features like voice changing effects, recording, Bluetooth® compatibility, and portability. This product category accounted for approximately 5% of our net sales in our fiscal year ended March 31, 2022.

Music Subscriptions— in conjunction with our premium partner, Stingray Digital, we offer karaoke music subscription services for the iOS and Android platforms as well as a web-based download store and integrated streaming services for our hardware. We currently offer almost 20,000 licensed karaoke songs in the catalog. This product category accounted for approximately 1% of our net sales in our fiscal year ended March 31, 2022.

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Our Corporate Information

We were incorporated under the laws of the State of Delaware in 1994. Our principal executive offices are located at 6301 NW 5th Way, Suite 2900, Fort Lauderdale, FL, and our telephone number is (954) 596-1000. We maintain our corporate website at www.singingmachine.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 100,100,000 shares of common stock, par value of $0.01 per share, of which 100,000 shares are designated as Class A common stock.

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Except as otherwise required by law, the Class A common stock shall have no voting right on any matter. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All of our outstanding shares of common stock are fully paid and non- assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is currently listed on the NASDAQ Capital Market under the symbol “MICS.”

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DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 1,000,000 shares of preferred stock, par value $1.00 per share, from time to time, in one or more series. We do not have any outstanding shares of preferred stock.

Our articles of incorporation authorizes our board of directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the board of directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, or any securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

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DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. Debt securities offered by this prospectus will be either senior debt securities or subordinated debt securities. Senior debt securities will be issued under a “Senior Indenture” and subordinated debt securities will be issued under a “Subordinated Indenture.” This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.”

The form of Senior Indenture and the form of the Subordinated Indenture are filed as exhibits to the registration statement. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and debt securities, including the definitions therein of certain terms.

General

Debt securities will be direct unsecured obligations of the Company. Senior debt securities will rank equally with all of the Company’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of the Company’s present and future senior indebtedness.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt, except as described under “Restrictive Covenants” herein.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of such debt securities;

●	the price or prices at which we will sell such debt securities;

●	the maturity date or dates of such debt securities;

●	the rate or rates of interest, if any, which may be fixed or variable, at which such debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on such debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on such debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	whether the debt securities will be secured or unsecured;

●	the place or places where the principal of (and premium, if any) and interest on such debt securities will be payable;

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●	if we possess the option to do so, the periods within which and the prices at which we may redeem such debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase such debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase such debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which such debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of such debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on such debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of such debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

●	the application, if any, of the terms of the Indentures relating to defeasance and covenant defeasance (which terms are described below) to such debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to such debt securities;

●	the terms, if any, upon which the holders may convert or exchange such debt securities into or for our common stock, preferred stock or other securities or property;

●	whether any of such debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable because of an Event of Default;

●	the depositary for global or certificated debt securities;

●	any special tax implications of such debt securities;

●	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to such debt securities; and

●	any other terms of such debt securities.

Unless otherwise specified in the applicable prospectus supplement, debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

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Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. Debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our Senior Indebtedness, to the extent and in the manner set forth in the Subordinated Indenture.

Under the Subordinated Indenture, “Senior Indebtedness” means all obligations of the Company in respect of any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on indebtedness of the Company for borrowed money;

●	all obligations guaranteed by the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

●	all obligations guaranteed by the Company evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created);

●	any obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

●	all obligations of the Company for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

●	all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

●	all obligations of the types referred to above of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company).

Senior Indebtedness does not include:

●	indebtedness or monetary obligations to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services;

●	indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

●	any indebtedness of the Company to its affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by the Company) unless otherwise expressly provided in the terms of any such indebtedness.

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Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on senior debt securities before the holders of subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all Senior Indebtedness before it makes any payment or distribution under subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

●	any general assignment by the Company for the benefit of creditors; or

●	any other marshaling of the Company’s assets or liabilities.

In such event, any payment or distribution under subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of such subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

If subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, such subordinated debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

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Restrictive Covenants

Unless an accompanying prospectus supplement states otherwise, the following restrictive covenant shall apply to each series of senior debt securities:

Limitation on Liens. So long as any senior debt securities are outstanding, neither the Company nor any of its subsidiaries will create, assume, incur or guarantee any indebtedness for money borrowed which is secured by any pledge of, lien on or security interest in any capital stock of its Designated Subsidiaries, other than specified types of permitted liens.

However, this restriction will not apply if all debt securities then outstanding and, at our option, any other senior indebtedness ranking equally with such debt securities, are secured at least equally and ratably with the otherwise prohibited secured debt so long as it is outstanding.

This limitation shall not apply to debt secured by a pledge of, lien on or security interest in any shares of stock of any subsidiary at the time it becomes a Designated Subsidiary, including any renewals or extensions of such secured debt. “Designated Subsidiary” means any subsidiary of the Company, the consolidated net worth of which represents at least 10% of the consolidated net worth of the Company.

The Subordinated Indenture does not contain a similar limitation on liens.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not (i) merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other person other than a direct or indirect wholly-owned subsidiary of the Company, and (ii) no person may merge with or into or consolidate with the Company or, except for any direct or indirect wholly-owned subsidiary of the Company, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to the Company unless:

●	the Company is the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than the Company, has expressly assumed by supplemental indenture all the obligations of the Company under such debt securities, the Indentures and any guarantees of preferred securities or common securities issued by certain trusts;

●	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

●	the Company delivers to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to each series of debt securities:

●	the Company’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

●	the Company’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

●	the Company’s failure to observe or perform any other of its covenants or agreements with respect to such debt securities for 90 days after it receives notice of such failure;

●	certain defaults with respect to the Company’s debt (other than such debt securities or non-recourse debt) in any aggregate principal amount in excess of $25,000,000 consisting of the failure to make any payment at maturity or that results in acceleration of the maturity of such debt; and

●	certain events of bankruptcy, insolvency or reorganization of the Company.

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If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived.

Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable.

Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof. Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to debt securities of such series.

No holder of a debt security of any series may institute any action against the Company under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request and (iii) the trustee shall not have instituted such action within 60 days of such request.

The Company is required to furnish annually to the trustee statements as to its compliance with all conditions and covenants under each Indenture.

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Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, the Company may discharge or defease its obligations under each Indenture as set forth below.

The Company may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. Government Obligations (as defined in either Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Company must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, the Company shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. The Company may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indentures, the Company and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. The Company and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	extend the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

●	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

●	change the currency in which any debt security or any premium or interest is payable;

●	impair the right to institute suit for any payment on or with respect to any debt security;

●	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

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●	reduce the requirements contained in the Indentures for quorum or voting; or

●	modify any of the above provisions.

If subordinated debt securities are held by a trust or a trustee of a trust, a supplemental indenture that affects the interests or rights of the holders of debt securities will not be effective until the holders of not less than a majority in liquidation preference of the preferred securities and common securities of the applicable trust, collectively, have consented to the supplemental indenture; provided, further, that if the consent of the holder of each outstanding debt security is required, the supplemental indenture will not be effective until each holder of the preferred securities and the common securities of the applicable trust has consented to the supplemental indenture.

The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indentures which is affected by the modification or amendment to waive the Company’s compliance with certain covenants contained in the Indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time.

Notwithstanding the foregoing, at the Company’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by the Company and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by the Company for debt securities of a particular series will be named in the applicable prospectus supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Company will be required to maintain a paying agent in each place of payment for debt securities of a particular series.

All moneys paid by the Company to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to the Company upon request, and the holder of such debt security thereafter may look only to the Company for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	DTC notifies the Company that it is unwilling or unable to continue serving as the depositary for the relevant global securities;

●	DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

●	the Company determines, in its sole discretion, that the global security shall be exchangeable.

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If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by the Company under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Senior Indenture, the Subordinated Indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for the Company’s common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the Company’s option. These provisions may allow or require the number of shares of the Company’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF RIGHTS

This section describes the general terms of the rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the rights;

●	the date of determining the stockholders entitled to the rights distribution;

●	the title, aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

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If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Capital Market or other market on which are shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

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Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated balance sheets of The Singing Machine Company, Inc. and Subsidiaries as of March 31, 2022 and 2021 and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the years then ended have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2022 filed with the SEC on July 14, 2022;
●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 22, 2022;
●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 14, 2022;
●	our Current Reports on Form 8-K filed on April 18, 2022, April 22, 2022, May 25, 2022, May 27, 2022, June 17, 2022, July 29, 2022, and October 20, 2022.
●	the description of our common stock contained in our Registration Statement on Form 8-A registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on May 23, 2022

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Up to $1,753,430

COMMON STOCK

Prospectus Supplement

Aegis Capital Corp.

February 15, 2023